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NEW YORK, NEW YORK
APRIL 30, 2003                                                      $230,000.00
                             SECURED PROMISSORY NOTE

         FOR VALUE RECEIVED, the undersigned HUMANA TRANS SERVICES HOLDING CORP., a Delaware corporation, having an address at 337 Glengarry Lane, State College, Pennsylvania 16801 ("Maker") and JAMES W. ZIMBLER, an individual having an address at 337 Glengarry Lane, State College, Pennsylvania 16801 ("Co-Maker" and collectively with the Maker, the "Makers"), promise to pay, jointly and severally, to NATIONAL MANAGEMENT CONSULTING INC., a Delaware corporation, having an address at 545 Madison Avenue, 6th floor, New York, New York 10022 or its designated assignee ("Payee"), the principal sum of Two Hundred and Thirty Thousand ($230,000) with interest at the Interest Rate (as hereinafter defined) on the unpaid principal amount from the date hereof until the said principal amount has been paid in full, whether at the Maturity Date (as hereinafter defined) or otherwise, all as more fully set forth herein. Principal and interest of the Note shall be paid according to the following schedule, subject to mandatory prepayment in the event any Humana Capital Raise (as hereinafter defined):

     1. the sum of $5,000 due no later than May 9, 2003; the sum of $5,000 due no later than May 16, 2003 and the sum of $5,000 due no later than May 23, 2003;

     2. the sum of $1,000 per week for the first ninety day period commencing on May 12, 2003 through and including August 9, 2003;

     3. The sum of $1,500 per week for the second ninety day period commencing on August 10, 2003 through and including November 7, 2003; and

     4. The sum of $2,000 per week commencing on November 8, 2003 through and including the Maturity Date at which date the outstanding principal and interest in the amount of $58,311.08 shall be due and payable in full. Annexed hereto as Exhibit A is a schedule setting forth the weekly payments during the two year term of this Note.

         All of the weekly payments set forth in subsections 1 through 3 above shall be due and payable on Monday of the appropriate week unless such day is a holiday in which case payment shall be due and payable on the next following business day.

         Notwithstanding the payment schedule set forth in subsections 1 through 3 above, in the event that Humana Trans Services Group, Ltd. ("Humana") or any subsidiary or affiliate of Humana, or either the Maker or the Co-Maker or both of the Makers receive any cash proceeds from any capital raise by Humana or any subsidiary or affiliate of Humana through a private placement of securities, public offering of securities, merger into or with a public or private company, loan or debt placement or issuance of securities to any employees or consultants of Humana or any subsidiary or affiliate of Humana or other similar type of transaction (each a "Humana Capital Raise"), there shall be a mandatory prepayment of principal and interest on the Note to Payee in an amount equal to fifty (50%) percent of the gross proceeds derived from the Humana Capital Raise as of the date of any closing of such Humana Capital Raise (a "Mandatory Prepayment"). In the event that any Mandatory Prepayment does not result in all of the principal and interest on the Note being paid, the balance shall remain due and owing according to the schedule set forth in Exhibit A until the remaining principal balance plus interest on the Note is paid to Payee in full.


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         This Note is given by Makers to Payee  pursuant  to the Stock  Purchase
Agreement between the parties hereto of even date herewith (the "Stock Purchase Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which the Note evidenced hereby is made and is to be repaid. This Note represents the balance of the purchase price owed by Makers to Payee in connection with Maker's purchase of the common stock of Payee's wholly-owned subsidiary Humana. Capitalized terms not defined herein shall have the meaning set forth in the Stock Purchase Agreement. This Note is secured by a stock pledge and security interest in certain shares of common stock in several companies owned by either the Maker or the Co-Maker granted by Makers to Payee pursuant to a pledge agreement dated as of April 30, 2003 as more fully described in the Stock Purchase Agreement.

         The "Interest Rate" shall be ten (10%) percent per annum until the principal amount of this Note, together with all unpaid accrued interest, thereon, shall have been paid in full; provided, however, that in no event shall the Interest Rate exceed the maximum rate or amount permitted by applicable law. Accrued interest shall be computed on the basis of a 365 day year for the actual number of days elapsed during the period for which computed. Each payment of principal and interest shall first be applied to accrued interest due hereunder and the balance, if any, to the principal hereof.

         The "Maturity Date" shall be the date that is the EARLIER of April 30, 2005 or the date that the entire principal amount and interest on this Note shall become due and payable by reason of a Mandatory Prepayment, acceleration due to the occurrence of an Event of Default (as hereinafter defined) or otherwise.

         Each of the following specified events hereby constitutes and is herein referred to individually as an "Event of Default":

         (a) Makers' failure to make or cause to be made any payments to Payee under this Note or under any other note or agreement now existing or hereafter to be entered into between the undersigned and Payee when the same are due; or

         (b) Default in the due and timely observance or performance of the covenants, conditions or agreements of either Maker or Co-Maker contained in this Note, the Stock Purchase Agreement or the Ancillary Agreements; or

     (c) If any representation or warranty made by Maker in the Stock Purchase Agreement or made by either Maker and Co-Maker in the Ancillary Agreements or in connection with this transaction or in any document in connection with the instruments, documents and assignments to be executed by Maker or Co-Maker hereunder or pursuant hereto shall be untrue in any material respect on the date made; or

         (d) If any warrant of attachment, execution of other writ shall be issued or levied upon the proceeds or amounts payable hereunder and such attachment, execution or other writ shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

         (e) If either Maker or Co-Maker should become insolvent; or should be unable to pay its or his debts as they mature; or should make an assignment for


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the benefit of creditors or to an agent  authorized to liquidate any substantial amount of its or his properties or assets; or should file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; or should file an answer admitting the jurisdiction of any court and the material allegations of an involuntary petition filed pursuant to any legislation or governmental regulation relating to bankruptcy or organization; or should join in any petition for an adjudication or for a reorganization or other arrangement; or should become or be adjudicated a bankrupt; or should apply for a consent to the appointment of or consent that an order be made appointing any receiver or trustee for itself or himself for any of its or his properties, assets or business; or if an order should be entered pursuant to any legislation or governmental rule relating to bankruptcy or reorganization; or if a receiver or a trustee should be appointed otherwise than upon its own application or consent for all or a substantial part of its or his properties, assets or business and any such receiver or trustee so appointed is not discharged within sixty (60) days after the date of such appointment; or

         (f) If final judgment or judgments for the payment of money aggregating in excess of Twenty Five Thousand Dollars ($25,000.00) not covered by insurance shall be entered or affirmed by a court against Maker or Co-Maker from which no further appeal may be taken, and Maker or Co-Maker, as the case may be, shall not discharge the same or provide for its discharge in accordance with its or their terms or procure a stay of execution thereof within thirty (30) days from the date of entry thereof.

         Upon the occurrence of an "Event of Default" as defined herein or in the Agreement, the entire principal sum and accrued interest under the Note shall, without notice, by Payee to the Makers, thereupon become due and payable at the option of the Payee. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Makers hereby waive presentment for payment, demand, protest, notice of protest, notice of dishonor and all other notices in connection with this Note. The obligations of the Maker and the Co-Maker under this Note are joint and several until the principal and interest owed under this Note shall have been fully paid. The Payee may pursue an action or actions against either or both of the Makers for payment of the Note and both Makers shall remain liable for the entire amount of principal and interest owed under the Note whether or not both of them are joined in any action or actions by Payee to recover moneys owed under the Note. Any release or compromise of any liability of either the Maker or Co-Maker by the Payee under this Note shall not affect, diminish or release the liability of the Maker or the Co-Maker, as the case may be, under this Note.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America by wire to the bank account of Payee or in same day funds at the office of Payee set forth above, or at such place as shall be designated by Payee in writing. Makers agree to secure the agreement of the financial institution that is factoring the account receivables for Humana to provide for the factor to make the required payments of principal and interest under this Note on behalf of Makers which shall be in the form of wire transfer to Payee's bank account JPMorgan Chase Bank, ABA # 021000021; Account # 228004135165 or such other bank account as Payee shall notify Makers by written notice. Until notified in writing of the transfer of this Note, Makers shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Makers as the holders of this Note as the owners and holders of this Note. Payee shall be entitled to assign this Note and all of its rights, privileges, interests, and remedies hereunder to any other persons, firm, entity, bank, or corporation whatsoever without notice to or consent by the Makers, and such assignee shall be entitled to the benefits of this Note and


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to exercise all such rights,  interests,  and remedies as fully as Payee. Makers may not assign this Note without the express written consent of the Payee which may be withheld in its sole discretion.

         Makers may,  upon at least three (3) days notice to Payee,  prepay this
Note in whole or in part, without penalty or premium. Any prepayment of principal of this Note shall include interest to the date of prepayment on the principal amount being prepaid.

         Makers agree that all disputes arising, directly or indirectly, out of or relating to this Note and all actions to enforce this Note may be dealt with and adjudicated exclusively in the state courts of New York sitting in New York County or the federal courts sitting in the Southern District of New York, and hereby expressly and irrevocably submits the person to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Note or in any action to enforce this Note. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified herein or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of the Makers in any such court.

         Makers  irrevocably  waive, by way of motion, as a defense or otherwise
(i) any objection which they may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph; (ii) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum; or (iii) any claim that they are not personally subject to the jurisdiction of the above-named courts; provided that if service of process is effected upon Makers in one of the manners specified in this paragraph or as otherwise permitted by law, Makers agree that final judgment from which Makers have not or may not appeal or further appeal in any such suit, action or proceeding brought in such court of competent jurisdiction shall be conclusive and binding upon Makers and, may so far as is permitted under the applicable law, be enforced in the courts of any state or any federal court and in any other courts to the jurisdiction of which Makers are subject, by a suit upon such judgment and that Makers will not assert any defense, counterclaim, or set off in any such suit upon such judgment. Makers promise to pay all costs and expenses, including reasonable attorney's fees, incurred in the collection and enforcement of this Note.

         This Note is being delivered and is intended to be performed in the State of New York and is governed by the laws of the State of New York excluding any laws relating to the conflict or choice of laws.

         If any term or provision of this Note or the application thereof to any persons or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those as to which it is held or unenforceable shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         Makers represent that it has consulted legal counsel in connection with this Note. Makers


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waive all claims that they were not adequately  represented  in connection  with the negotiation, drafting and execution of this Note.

         IN WITNESS WHEREOF, Maker and Co-Maker have caused this Note to be executed and delivered as of the day and year first above written.

                       JAMES W. ZIMBLER

                       -----------------------------------


                       HUMANA TRANS SERVICES HOLDING  CORP.

                       By:
                           -------------------------------------------------
                       James W. Zimbler, Chairman of the Board, President and
                       CEO

[CORPORATE SEAL]



                            CORPORATE ACKNOWLEDGEMENT

STATE OF                   )
                           )  ss:
COUNTY OF                  )

         On this ____ day of _______________, 2003, before me personally came James W. Zimbler, to me known who being by me duly sworn did depose and say that he is the Chairman of the Board, Chief Executive Officer and President of HUMANA TRANS SERVICES HOLDING CORP., the corporation described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.





                                   -----------------------------
                                       Notary Public



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